UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                      December 9, 2005 (December 9, 2005)

                               Global Signal Inc.
                               ------------------
             (Exact name of registrant as specified in its charter)

   Delaware                  001-32168                         65-0652634
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(State or other         (Commission File Number)            (IRS Employer
jurisdiction of                                             Identification No.)
incorporation)


          301 North Cattlemen Road, Suite 300, Sarasota, Florida 34232
          ------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (941) 364-8886

         -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01 Other Events.

     On December 9, 2005, Fortress Investment Holdings LLC ("Fortress Holdings") informed the Registrant as follows:

                  "Affiliates of Fortress Holdings have replaced the credit agreement of one such affiliate, FRIT PINN LLC ("FRIT PINN"), dated as of December 21, 2004, with Bank of America, N.A., Morgan Stanley Asset Funding Inc. and Banc of America Securities LLC, pursuant to which FRIT PINN had pledged to the lenders a total of 19,162,248 shares of common stock of the Registrant owned by FRIT PINN. The affiliates have replaced this credit agreement by entering into credit agreements, dated as of December 9, 2005, with Deutsche Bank AG London Branch and the other lenders party thereto. Pursuant to these new credit agreements, the affiliates have borrowed an aggregate of approximately $692.7 million from the lenders thereunder, and this amount has been secured by, among other things, a pledge by the affiliates and other affiliates of Fortress Holdings of a total of 24,365,207 shares of common stock of the Registrant owned by such affiliates (including a pledge by FRIT PINN of the 19,162,248 shares it had formerly pledged as collateral under the previous credit agreement). The 24,365,207 shares of common stock represent approximately 36% of the Registrant's issued and outstanding common stock as of the date hereof.

                  The credit agreements contain customary default provisions and also require prepayment of a portion of the borrowings by the affiliates in the event the trading price of the common stock of the Registrant decreases below certain specified levels. In the event of a default under the credit agreements by the affiliates, the lenders thereunder may foreclose upon any and all shares of common stock pledged to them. The affiliates have agreed in the credit agreements that if a shelf registration statement is not effective and usable for resales of any portion of the pledged common stock by the lenders or their assignees (in the event of foreclosure) as of March 9, 2006, the applicable affiliate will prepay a related portion of the borrowings."

     The Registrant is not a party to the credit agreements and has no obligations thereunder. Mr. Wesley Edens, the Registrant's Chief Executive Officer and Chairman of its Board of Directors owns an interest in Fortress Holdings and is the Chairman of its Management Committee.

     This information shall also be deemed to be filed under Item 5.01 of Form 8-K.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GLOBAL SIGNAL INC.
                                     (Registrant)

                                     By: /s/ Jeffrey A. Klopf
                                         -----------------------------------
                                         Jeffrey A. Klopf
                                         Executive Vice President,
                                         General Counsel & Secretary

Date: December 9, 2005